UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Departure of Senior Vice President, Chief Financial Officer and Vice President, Corporate Controller
     On August 15, 2007, Bally Total Fitness Holding Corporation (the “Company”) terminated the Interim Executive Services Agreement dated April 12, 2006 between the Company and Tatum, LLC (“Tatum”) pursuant to which Ronald G. Eidell served as the Company’s Senior Vice President and Chief Financial Officer and the Interim Executive Services Agreement dated December 11, 2006 between the Company and Tatum pursuant to which Michael Goldberg served as Vice President, Corporate Controller. The terminations are principally the result of the Company’s inability to negotiate the retention of Tatum and Messrs. Eidell and Goldberg on terms satisfactory to the U.S. trustee appointed by the U.S. Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”) in the Company’s chapter 11 reorganization cases.
Appointment of Senior Vice President, Finance and Corporate Development
     On August 15, 2007, the Board of Directors (the “Board”) of the Company appointed William G. Fanelli to serve as Senior Vice President, Finance and Corporate Development and principal financial officer, effective as of August 16, 2007.
     Mr. Fanelli, age 45, presently serves as the Company’s Senior Vice President, Corporate Development, a position which he has held since December 2006. Mr. Fanelli also served as the Company’s Senior Vice President, Planning and Development from March 2005 to December 2006, Acting Chief Financial Officer from April 2004 to March 2005, Senior Vice President, Finance from June 2001 to April 2004 and Senior Vice President, Operations from November 1997 to June 2001.
     Mr. Fanelli was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Fanelli and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and Mr. Fanelli reportable under Item 404(a) of Regulation S-K.
Management Incentive Plan
     On August 15, 2007, in connection with certain amendments to the Company’s Joint Prepackaged Chapter 11 Plan of Reorganization (the “Existing Plan” and, as amended, the “Amended Plan”) to implement the alternative restructuring proposal from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P. (together, “Harbinger”), the Board approved modifications to the Company’s 2007 incentive plan (the “Incentive Plan”).
     Under the Incentive Plan, Don R. Kornstein, the Company’s Chief Restructuring Officer, and certain other executive officers, including Marc Bassewitz, the Company’s Senior Vice President, Secretary and General Counsel, Mr. Fanelli and John Wildman, the Company’s Senior Vice President, Sales and Interim Chief Marketing Officer, are each eligible to receive a cash incentive award (a “Restructuring Transaction Bonus”) in connection with the successful consummation of a chapter 11 plan of reorganization, as well as a cash incentive award (a “Performance Bonus”) in connection with the Company’s 2007 performance.
     The modifications to the Incentive Plan provide for certain adjustments to bonus payments only if the Harbinger-funded proposal under the Amended Plan is consummated. Specifically, the Restructuring Transaction Bonus amounts payable to Messrs. Kornstein, Bassewitz, Fanelli and Wildman would be $3,000,000, $375,000, $195,000 and $158,375, respectively, if the Harbinger-funded proposal under the Amended Plan is consummated. Additionally, the modifications to the Incentive Plan would eliminate any Performance Bonus for Mr. Kornstein and would guarantee payment of 50% of the maximum target Performance Bonus payable to Messrs. Bassewitz and Fanelli.
     If the Existing Plan is consummated, the Restructuring Transaction Bonuses and Performance Bonuses are payable upon the terms and conditions attached to the Existing Plan as Exhibit J, which was incorporated by reference in the Company’s Current Report on Form 8-K dated June 27, 2007.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 17, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel